                                                                   EXHIBIT 10(E)

                      ELECTRONIC DATA SYSTEMS CORPORATION

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE I
                        PURPOSES OF PLAN AND DEFINITIONS

          1.1 Purpose. Electronic Data Systems Holding Corporation, a Delaware corporation (which name shall be amended to Electronic Data Systems Corporation) (the "Company"), hereby establishes the Electronic Data Systems Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") for the purpose of providing non-employee directors ("Directors") of the Company the opportunity to defer a portion of their Cash Compensation and to provide greater incentives for those Directors to attain and maintain the highest standards of performance, to attract and retain Directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company's stockholders generally, and to reward such Directors for outstanding performance.

          1.2  Definitions.

               (a) "Applicable Annual Rate" will initially be 7.45% and will be adjusted as of January 1 of each year, commencing January 1, 1997, to that rate which is equal to 120% of the applicable federal long-term rate for the month of January of such year as published by the Internal Revenue Service pursuant to Section 1274(d) of the Code.

               (b) "Beneficiary" means the person or persons designated by the Participant, as provided in Section 4.5, to receive any payments otherwise due the Participant under this Plan in the event of the Participant's death.

               (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

               (d) "Cash Compensation" means all of the cash compensation payable to a Participant, including annual, meeting and other fees.

               (e) "Code" means the Internal Revenue Code of 1986, as amended.

               (f) "Committee" means such committee of the Board as is designated by the Board to administer the Plan in accordance with Article II, but which shall initially be the Compensation and Benefits Committee of the Board.

               (g) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

               (h) "Company" means Electronic Data Systems Corporation (the name of which prior to Effective Date was Electronic Data Systems Holding Corporation).

               (i) "Deferred Compensation Period" means such period of 365 days (or such longer or shorter period) as shall from time to time be prescribed by the Committee for which Participants shall be entitled to defer receipt of all or any part of their Cash Compensation.

               (j) "Deferred Interest Bearing Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

               (k) "Determination Date" means the date on which payment of a Participant's deferred compensation is made or commences, as determined in accordance with Section 4.1.

               (l) "Effective Date" means the date upon which both the Reincorporation and the Split-Off have been consummated.

               (m) "Election Effective Date" means the date upon which a Participant's deferred compensation is credited to his Deferred Interest Bearing Account or his Phantom Stock Account pursuant to Section 3.3 of this Plan.

               (n) "Eligible Director" means each director of the Company who is not a full-time employee of the Company but who receives compensation for services as a director.

               (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               (p) "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

               (q) "Participant" means an Eligible Director of the Company who elects to participate in the Plan.

               (r) "Phantom Stock Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

               (s) "Phantom Stock Unit" means a unit equal to one share of Common Stock issued and outstanding as of the Effective Date of the Plan (as adjusted pursuant to Section 3.6), utilized for the purpose of measuring the benefits payable under Section 4.3.

               (t) "Reincorporation" means (i) the merger of Electronic Data Systems Intermediate Corporation, a Delaware corporation and direct wholly owned subsidiary of the Company, with and into the Company and (ii) the merger of Electronic Data Systems Corporation, a Texas corporation and indirect wholly owned subsidiary of the Company, with and into the Company.

               (u) "Split-Off" means the issuance or delivery of shares of Common Stock upon conversion of all the shares of Class E Common Stock, par value $.10 per share, of General Motors Corporation, a Delaware corporation, as a result of the merger of GM Mergeco Corporation, a Delaware corporation and indirect wholly owned subsidiary of the Company, with and into General Motors Corporation, in accordance with the terms of the Merger Agreement to be entered into between General Motors Corporation and GM Mergeco Corporation.

               (v) "Valuation Date" means the Effective Date and the first day of each month thereafter, or in the event the Common Stock is traded or quoted on a national securities exchange or in the over-the-counter market, each day on which a sale or sales of the Common Stock is reported or a quotation for the Common Stock is available (as the case may be).

                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

          2.1 Committee. This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

          2.2 Committee's Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Cash Compensation a Participant may elect to defer, or waive any restriction or other provision of this Plan; provided, however, that the Committee shall not waive any restriction or other provision of this Plan or take any other action that would cause any benefits provided to a Participant hereunder to be deemed "derivative securities" within the meaning of Section 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-1(c) or any successor rule). The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

          2.3 Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          2.4 Committee Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

          2.5 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

                                  ARTICLE  III
                                    ACCOUNTS

          3.1 Establishment of Accounts. The Company shall set up an appropriate record (hereinafter called the "Deferred Interest Bearing Account") which will from time to time reflect the name of each Participant and the amounts deferred by such Participant to an interest bearing account pursuant to
Section 3.2. The Company shall also set up an appropriate record (hereinafter called the "Phantom Stock Account") which will from time to time reflect the name of each Participant, the number of Phantom Stock Units credited to such Participant pursuant to Section 3.2, and the Fair Market Value of that number of Phantom Stock Units credited to the Participant.

          3.2 Amount of Deferral. A Participant may elect to defer receipt of all or any part of the Cash Compensation payable to the Participant for serving on the Company's Board of Directors for any Deferred Compensation Period.
At the election of the Participant, the amount deferred shall be: (a) credited to his Deferred Interest Bearing Account; (b) credited to his Phantom Stock Account; or (c) a combination of both. If a Participant chooses to receive a credit to his Phantom Stock Account, a number of Phantom Stock Units (rounded up to the nearest whole number) having a Fair Market Value on the Election Effective Date equal to the dollar amount of fees the Participant elects to forego in the applicable Deferred Compensation Period in exchange for Phantom Stock Units shall be credited to such account. A Participant may only elect to defer Cash Compensation which is otherwise payable after an election to defer compensation is made pursuant to Section 5.1 hereof.

          3.3 Crediting of Deferred Amounts. Any Cash Compensation credited to a Participant's Deferred Interest Bearing Account or Phantom Stock Account shall be credited to such account on the last day of the month in which the deferred Cash Compensation would otherwise have been paid. For example, if a Participant effectively elects to defer Cash Compensation to his Deferred Interest Bearing Account for a Deferred Compensation Period of 365 days beginning January 1 by notifying the Company in the manner provided in Section 5.1, the Cash Compensation which accrues for the month of January shall be credited to such Participant's Deferred Interest Bearing Account on January 31.

          3.4 Interest on Deferred Interest Bearing Accounts. The amount of deferred compensation credited to a Participant's Deferred Interest Bearing Account will bear interest from but excluding the date so credited, to and including the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly, and such interest shall be credited to the Deferred Interest Bearing Account as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination Date). Thereafter, interest so credited shall similarly bear interest from but excluding the date so credited, to and including the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly and credited as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination Date).

          3.5 Dividends. As of each date that dividends are paid with respect to Common Stock, a Participant who has any outstanding Phantom Stock Units credited to his Phantom Stock Account shall have an amount credited to his Deferred Interest Bearing Account with respect to such dividends and thereafter such amount shall bear interest as provided in Section 3.4. The amount credited in respect of dividends shall be equal to the dollar amount of the dividend per share of Common Stock multiplied by the number of Phantom Stock Units credited to the Participant's Phantom Stock Account as of the payment date of such dividend.

          3.6  Adjustments.
               -----------

          (a) Exercise of Corporate Powers. The existence of this Plan and any outstanding Phantom Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of Phantom Stock Units and (ii) the appropriate Fair Market Value and other price determinations for such Phantom Stock Units shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Phantom Stock Units and (ii) the appropriate Fair Market Value and other price determinations for such Phantom Stock Units to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.

                              ARTICLE IV
                               PAYMENTS

          4.1 Period of Deferral. A Participant may elect that payment of the compensation deferred under the Plan be made or commence at (a) a date that is five years following the date of the termination of the Participant's status as a Director of the Company, or (b) termination of the Participant's status as a Director of the Company. If alternative (a) is elected by the Participant, payment will be made or will commence within sixty (60) days after the date that is five years after termination of the Participant's status as a Director of the Company. If alternative (b) is elected by the Participant, payment will be made or will commence within sixty (60) days after termination of the Participant's status as a Director of the Company.

          4.2 Payment of Amounts in Deferred Interest Bearing Account. As of the Determination Date, the sum of the amounts theretofore credited to the Participant's Deferred Interest Bearing Account plus all interest accrued thereon to, and including, the Determination Date (the "Total Deferred Compensation Amount") shall be calculated. A Participant may elect to receive payment of the Total Deferred Compensation Amount in any manner consistent with
Section 4.4.

          4.3 Payment of Amounts in Phantom Stock Account. As of the Determination Date, the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of that number of Phantom Stock Units then credited to a Participant's Phantom Stock Account (the "Total Deferred Unit Amount") shall be calculated. A Participant may elect to receive payment of the Total Deferred Unit Amount in any manner consistent with Section 4.4.

          4.4 Form of Payment. Payment to a Participant of amounts in his Deferred Interest Bearing Account and his Phantom Stock Account shall be made in cash. Payment to a Participant of amounts in both accounts shall be made by one of the following methods: (a) a lump sum, (b) three substantially equal consecutive annual installments, or (c) five substantially equal consecutive annual installments. The Total Deferred Compensation Amount and the Total Deferred Unit Amount shall then bear interest from, but excluding, the Determination Date to, and including, the date paid at the Applicable Annual Rate as in effect from time to time, compounded monthly, and the payment of each annual installment shall be accompanied by payment of the amount of interest accrued thereon.

          4.5 Death Prior to Payment. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, any remaining amounts together with all interest accrued thereon, shall be paid to the Participant's designated Beneficiary in a lump sum within sixty (60) days following the Company's notification of the Participant's death. If no Beneficiary has been designated, such payment shall be made to the Participant's estate. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Committee. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, and the designated Beneficiary dies prior to payment of all the amounts payable pursuant to the Plan, payment shall be made to the Participant's estate in a lump sum within sixty (60) days of notification of the Beneficiary's death.

          4.6 Payments to Minors and Incompetents. Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

                                   ARTICLE V
                               ELECTING DEFERRALS

          5.1 Manner of Electing Deferral. Each election made by a Participant to defer compensation under the Plan (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the Deferred Compensation Period for which deferral is elected, the account to which such deferral shall be credited, the period of deferral and the form and manner of payment, (iii) shall only apply to Cash Compensation payable after the date of such election and (iv) may not be revoked or modified without the prior written approval of the Committee if either (a) the proposed revocation or modification applies to amounts deferred with respect to a Deferred Compensation Period which has already commenced at the time such revocation or modification is proposed to be effected or (b) the Committee determines in its sole discretion that the proposed revocation or modification could cause any benefits provided to a Participant hereunder to be treated as "derivative securities" within the meaning of Section 16 of the Exchange Act or the rules and regulations promulgated thereunder (including, but not limited to, Rule 16a-1(c) or any successor rule). The Committee shall be authorized to adopt such rules and limitations as it shall determine are necessary or appropriate with respect to the timing of elections to defer compensation under the Plan.

          5.2 Election by a New Director. An election to defer Cash Compensation under the Plan may be made by a new Director of the Company within thirty (30) days after election to the Company's Board of Directors and shall apply to Cash Compensation payable after the date of such election.


                                   ARTICLE VI
                                 MISCELLANEOUS

          6.1 Unfunded Plan. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Insofar as it provides for rights to cash or Common Stock, this Plan shall be unfunded. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Company. To the extent that a Participant acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          6.2 Title to Funds Remains with Company. Amounts credited to each Participant's Deferred Interest Bearing Account and Phantom Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such funds will remain with the Company and the Company's only obligation will be to make timely payments to Participants in accordance with the Plan.

          6.3 Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of the Participant's Deferred Interest Bearing Account and Phantom Stock Account and accrued interest thereon as of a recent date designated by the Committee.

          6.4 Assignability. Except as provided in Section 4.5, no right to receive payment hereunder shall be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

          6.5 Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, modification or termination shall, without the consent of the Participant, impair the rights of any Participant to the balance in such Participant's Deferred Interest Bearing Account or Phantom Stock Account or the amount of interest accrued thereon as of the date of such amendment, modification or termination. The Board may at any time and from time to time delegate to the Committee any or all of this authority under this Section 6.5.

          6.6 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          6.7 Effective Date. The Plan shall be effective as of the Effective Date.

                      ELECTRONIC DATA SYSTEMS CORPORATION

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                               NOTICE OF ELECTION

To the Committee:

     In accordance with the Deferred Compensation Plan for Non-Employee Directors (the "Plan"), I hereby elect to defer receipt of the cash portion of the compensation, including annual, meeting and other fees, payable to me indicated below for my services as a Director of Electronic Data Systems Corporation for (check one):

   [  ]    For the Deferred Compensation Period beginning _________________
           and ending _____________________.

   [  ]    I do not wish at this time to elect deferral.

1. THE AMOUNT OF COMPENSATION I ELECT TO DEFER IS AS FOLLOWS:

   [  ]    All Cash Compensation for the Deferred Compensation Period specified above.

   [  ]    _________% of the Cash Compensation for the Deferred Compensation
           Period specified above.

   [  ]    $________________

2. CREDIT MY DEFERRED COMPENSATION TO THE FOLLOWING ACCOUNT(S) (check one):

   [  ]    100% to my Deferred Interest Bearing Account only; or

   [  ]    100% to my Phantom Stock Account only; or

   [  ]    To both my Deferred Interest Bearing Account and my Phantom Stock
           Account in the proportion designated below (for a total of 100%):
           ___________%  to my Deferred Interest Bearing Account; and
           ___________% to my Phantom Stock Account.

3. PERIOD OF DEFERRAL (check one):

   [  ]    Until the termination of my service as a Director.

   [  ]    Until the 5th calendar year following termination of my service as a
           Director.

4. MY DEFERRED COMPENSATION PLUS INTEREST ACCRUED THEREON AT CONCLUSION OF THE DEFERRAL PERIOD SHALL BE DISTRIBUTED AS FOLLOWS:

   [  ]    Lump sum

   [  ]    Three annual installments

   [  ]    Five annual installments.

   I understand that in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the balance shown in my Deferred Interest Bearing Account and my Phantom Stock Account will be paid in a lump sum to my designated Beneficiary or to my estate if I have not designated a Beneficiary or my Beneficiary dies prior to receiving such lump-sum payment.

   I understand further that upon commencement of the Deferred Compensation Period for which this election applies, this election is irrevocable as to amounts deferred for that period and that no change in the timing or form of payment can be made thereafter.

     I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained therein.



                                           Signed:
- --------------------                               -------------------------
    DATE                                           DIRECTOR
                                                        ELECTRONIC DATA SYSTEMS
                                                        CORPORATION

                      ELECTRONIC DATA SYSTEMS CORPORATION

                          DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

                          DESIGNATION OF BENEFICIARY


To the Committee:

     In accordance with the Deferred Compensation Plan for Non-Employee Directors (the "Plan"), I hereby designate the following individual as my
Beneficiary:

     Name of Individual:
     --------------------------------------------------------------------
                            First         MI         Last

     Social Security Number:
     --------------------------------------------------------------------

     Address:
     --------------------------------------------------------------------
                            Street Address


     --------------------------------------------------------------------
                            City        State        Zip Code

     Relationship to Director:
     --------------------------------------------------------------------

     I understand that in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the balance shown in my Deferred Interest Bearing Account and my Phantom Stock Account will be paid in a lump sum to my designated Beneficiary or to my estate if I have not designated a Beneficiary or my Beneficiary dies prior to receiving such lump-sum payment.

     I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained therein. This beneficiary designation revokes and supersedes any previous beneficiary designation made by me.


                                       Signed:
- -----------------------                       ---------------------------
  DATE                                        DIRECTOR
                                                  ELECTRONIC DATA SYSTEMS
                                                  CORPORATION

                                      -1-